Exhibit 10.2

AMENDMENT NO. 1 TO

REVOLVING/TERM CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO REVOLVING/TERM CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of November 12, 2004, is entered into by and among the financial institutions listed on the signature pages hereof (individually, a “Lender” and collectively, the “Lenders”), UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), BROWN BROTHERS HARRIMAN & CO., as Collateral Agent, and SERACARE LIFE SCIENCES, INC., a California corporation (the “Borrower”), with reference to the following facts:

RECITALS

A. The Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Revolving/Term Credit and Security Agreement, dated as of September 14, 2004 (the “Credit Agreement”), pursuant to which the Lenders have provided the Borrower with a revolving loan, term loan and letter of credit facility.

B. The Borrower has requested that the Lenders revise the Credit Agreement, and the Lenders are willing to do so on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Credit Agreement.

2. Amendment to definition of Eligible Account. Section 1.1 of the Credit Agreement is hereby amended such that subsection (f) of the definition of “Eligible Account” is hereby amended to read in full as follows:

“(f) with respect to which the applicable Account Debtor is not (i) a Federal, state or local governmental entity or agency, unless (A) the Administrative Agent, in its sole discretion, has agreed to the contrary in writing, (B) the Borrower has complied with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect with respect thereto, or (C) the Account Debtor is a customer of the biotech business division acquired from Boston Biomedica, including the National Institute of Health, the National Cancer Institute and the National Institute of Allergies and Infections

Diseases, to the extent such Accounts, in the aggregate, do not exceed $2,000,000 at any time, (ii) an Affiliate, a Subsidiary, or an employee of the Borrower, or (iii) located outside the United States of America, unless (A) such Account (or a portion thereof) is supported by a letter of credit or foreign account credit insurance assigned to the Collateral Agent, in form and substance, and issued by an institution, reasonably satisfactory to the Collateral Agent in its sole discretion, provided that, if only a portion of such Account is supported by a satisfactory letter of credit or credit insurance, only such portion shall be deemed an ‘Eligible Account’ or (B) the Account Debtor with respect thereto is a Qualified Foreign Account Debtor;”

3. Amendment to definition Eligible Inventory. Section 1.1 of the Credit Agreement is hereby amended such that subsection (b) of the definition of “Eligible Inventory” is hereby amended to read in full as follows:

“ (b) that is (i) located on premises owned, leased or operated by the Borrower or (ii) stored on premises owned or operated by a bailee, warehouseman or similar Person, in each case with respect to which the applicable mortgagee, landlord, bailee, warehouseman or similar Person shall have executed and delivered to the Collateral Agent, a mortgagee waiver, landlord waiver, bailee letter or similar document, in each case, in form and substance acceptable to the Collateral Agent; provided, however, that the requirements of clause (ii) above shall be deemed to have been met for the 80-day period following the Closing Date with respect to any mortgagee waiver, landlord waiver, bailee letter or similar document that has not been obtained, but as to which the Borrower is exercising commercially reasonable efforts to obtain;”

4. Additional Time to Obtain Landlord Consents. Section 6.14 of the Credit Agreement is hereby amended to read in full as follows

6.14 Landlord Consents; Warehouse Letters. The Borrower shall exercise all commercially reasonable efforts to obtain the following within 80 days after the Closing Date: the Collateral Agent shall have received (i) a Landlord Consent executed by the Landlord with respect to the Borrower’s premises known as (a) 1935 Avenida del Oro, Suite F, Oceanside, California 92056, and (b) 217 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland 20877.

5. Condition Precedent. The effectiveness of this Amendment shall be subject to the condition that the Administrative Agent shall have received a copy of this Amendment, duly executed by the Borrower, the Collateral Agent and each of the Lenders.

6. Miscellaneous.

(a)	Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely thereon.

(b)	No Events of Default. The Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Credit Agreement, after giving effect to this Amendment.

(c)	Reference to Credit Agreement. The Credit Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

(d)	Credit Agreement Remains in Effect. The Credit Agreement and the other Loan Documents remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein.

(e)	Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f)	APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT

HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(g)	Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders and the Borrower and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

(h)	Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

(i)	Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(j)	NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDERS AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDERS AND THE BORROWER.

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

SERACARE LIFE SCIENCES, INC.

By:	/s/ Tim T. Hart
Tim T. Hart
Chief Financial Officer

BROWN BROTHERS HARRIMAN & CO., as the Collateral Agent and a Lender

By:	/s/ Joseph E. Hall
Name:	Joseph E. Hall
Title:	Managing Director

UNION BANK OF CALIFORNIA, N.A., as the Administrative Agent and a Lender

By:	/s/ Douglas S. Lambell
Douglas S. Lambell
Vice President